State of North Dakota

                               SECRETARY OF STATE

                      (GREAT SEAL - STATE OF NORTH DAKOTA)

                          CERTIFICATE OF INCORPORATION

                                       OF

                               PRO-POINTER, INC.




     The undersigned, as Secretary of State of the State of North Dakota, hereby certifies that Articles of Incorporation for the incorporation of

                               PRO-POINTER, INC.

duly signed and verified pursuant to the North Dakota BUSINESS CORPORATION, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorpoartion to

                               PRO-POINTER, INC.

Effective date of incorporation:  April 26, 2000

Issued: April 26, 2000


                                                      Alvin A. Jaeger
                                                      ---------------------
                                                      Alvin A. Jaeger
                                                      Secretary of State

                                                               RECEIVED
                                                             MARCH 28 2000
                                                              SEC OF STATE


                            ARTICLES OF INCORPORATION
                                       OF
                                PRO-POINTER, INC.

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned incorporator, being of legal age and desiring to form a body corporate under the laws of North Dakota, hereby signs, verifies and delivers, in duplicate, to the Secretary of the State of North Dakota, these Articles of Incorporation.

                                   ARTICLE I.
                                   ----------
     The name of the corporation shall be PRO-POINTER, INC.

                                   ARTICLE II.
                                   -----------
     The purpose for which this corporation is organized is to engage in the manufacture, wholesale, and retail of fishing tackle, and any business purpose not prohibited by law.

                                   ARTICLE III.
                                   ------------
     The corporation shall have the authority to issue one class of stock only, which shall be common stock of a par value of $1.00 per share, and not more than 50,000 shares, for a total capitalization $50,000.00, each share to be fully participating, non-assessable, and carrying with it the right to one vote for each share. No share shall be issued until it is fully paid for.

                                  ARTICLE IV.
                                  -----------

     The address of the registered office of the coproartion is 2300 9th Avenue Southeast, Mandan, North Dakota 58554, the name of the intital registered agent is Douglas Hermanson, and the address of the agent is 2300 9th Avenue Southeast, Mandan, North Dakota 58554.

                                   ARTICLE V.
                                   ----------

     The intital board of directors of the corporation shall consist of one director and the names and address of the person who shall serve as director until the first annual meeting of the shareholders or until his successor is elected and shall qualify is:

       NAME                                    ADDRESS
       ----                                    -------
       Douglas Hermanson                       2300 9th Avenue Southeast
                                               Mandan ND 58554

The number of directors shall be fixed and may be altered from time to time as may be provieded in the by-laws.

     IN WITNESS WHEREOF, The incorporator signed these Articles of Incorporation this 23 day of March, 2000.


                                                   /s/ Douglas Hermanson
                                                   ---------------------------
                                                       Douglas Hermanson

STATE OF NORTH DAKOTA

COUNTY OF MORTON

     DOUGLAS HERMANSON, being first duly sworn, on oath, deposes and says that he has read the above and foregoing Articles of Incorporation, subscribed by him, and know the contents thereof, that the same is true of his own knowledge, except as to matters which are therein stated in information and belief, and as to such matters, he believes the same to be true.


                                                   /s/ Douglas Hermanson
                                                   ---------------------------
                                                       Douglas Hermanson

Subscirbed and sworn to before me this 23 day of March, 2000.

(SEAL)                                     Mary Kay Duchsherer
Mary Kay Duchsherer                        -----------------------
Notary Public, State of North Dakota       Notary Public, State of North Dakota
My Commission Expires May 11, 2003         My Commission Expires:
                                                                 --------------

      NORTH DAKOTA
Filed 4-26 2000
/s/ (unintellibile)    (SEAL-STAMP)
Secretary of State

(SEAL) REGISTERED AGENT                                     FOR OFFICE USE ONLY
       CONSENT TO SERVE                                     ID # 15,730,800
       SECRETARY OF STATE                                   FILE #
       SFN 7974 (9-97)                                      WO # 770732
                                                            FILED 4-26-00  By S
                                            RECEIVED
                                            MAR 28 2000
                                            SEC. OF STATE

               SEE REVESE SIDE FOR FILING AND MAILING INSTRUCTIONS

1. FILING FEE: $10.00

TYPE OR PRINT LEGIBLY
-------------------------------------------------------------------------------
2. Name of the organization for which the registered agent is to serve (corporation, limited liability company, limited liability partnership or real estate investment trust)
                                   PRO-POINTER, INC.
-------------------------------------------------------------------------------
3. A. Name of the registered agent

                Douglas Hermanson
-------------------------------------------------------------------------------
   B. Registered agent is (Check one)             C. Federal ID # or social #
      [X] An individual North Dakota resident        of registered agent
      [ ] A corporation
      [ ] A limited liability company                    ###-##-####
      [ ] A limited liability partnership
-------------------------------------------------------------------------------
4. The undersigned, as registered agent or as authorized to sign on behalf of the registered agent, concents to act in the capacity of registered agent untill removed or untill a resignation is submitted to the Secretary of State in accordance with North Dakota laws.


    /s/ Douglass Hermanson                       03/23/00
    -------------------------------------------------------
    Original signature of registered agent         Date
        DOUGLASS HERMANSON